EXHIBIT 10.23

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made this July 29th, 1998 (the "Effective Date"), by and between Corporate Imaging, with offices located at 11024 North 28th Drive, Suite 200, Phoenix, Arizona USA 85029 ("Consultant"), and IP Voice Communications Inc. a Nevada corporation with offices located at 7804 Yorkshire Dr. Castle Rock, CO 80104("Client").

                                    RECITALS

1. Consultant, and its network of professionals, is experienced in providing business management, public and investor relations and other related corporate advisory services and assistance to business organizations, institutions and firms;

2. Consultant is also experienced in advising and assisting business organizations, institutions and firms to manage, institute and otherwise effectuate capital restructuring, such services include without limitation the introduction of such entities to appropriate lenders and equity investors for purpose of attracting and raising debt and/or equity capital;

3.   Client will be a publicly traded corporation;

4. Client wishes to engage the services of Consultant and its network of professionals to include Client within the select and limited group of clients for which Consultant and the professionals provide various business managerial and consulting services;

5. Consultant agrees to be retained for the foregoing purposes for which Consultant has the requisite skills, abilities and qualifications, subject to the terms and conditions provided herein.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledge, Client and Consultant agree as follows:

1.   Recitals

     The foregoing recitals are true and correct and are incorporated herein by this reference.

2.   Engagement of Consultant

     Client hereby appoints Consultant and Consultant's professionals (Consultant's Professionals") to be its business, managerial, and public relations counsel and hereby retain and employ Consultant, pursuant to the terms

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and conditions of the Agreement.  Consultant accepts such appointment and agrees to perform the services pursuant to the terms and conditions of the Agreement.

3.   Term of Agreement

     This Agreement shall have an initial term of two years (the "Initial Term") commencing August 1st, 1998 and shall not extend beyond the Initial Term unless the parties enter into a separate and independent written agreement. This Agreement may be terminated by either party upon ninety - (90) days written notice to the other party. The parties agree not to terminate this Agreement pursuant to this section unreasonably or in bad faith.

4.   Duties of Consultant

     A. Corporate Imaging Services. Client retains Consultant to assist Client with Client's media and public relations management by providing the services of consultants and other professionals, such services to include the review of Client's present media and public relations management, and the recommendation of means of Client's customer base and otherwise improving Client's corporate image generally. Specifically, Consultant agrees to provide the following services related to media and public relations:

     i. acting as advisor to Client with respect to communications and information distributions, such as interviews, press release, shareholder reports, etc. as well as planning, designing, developing, organizing, writing and distributing such communications and information;

     ii. receive, manage, and respond to all incoming telephone calls from or pertaining to Client's shareholders and investors, and shareholder and investor relations;

     iii. assist with all shareholder meetings which are formally announced and called to order, including the preparation of agendas, documents, materials, and presentations to be presented at such meetings;

     iv.  assist in the planning,  preparation and distribution, if appropriate,
          if  marketing  materials,   news  releases,   securities  filings  and
          disclosures and related matters pertaining to media relations;

     v. assist Client to make Client and Client's managements, products and activities known to appropriate media and business publications, analysts, advisors, and other members of the business community and the public generally, and to seek out new business acquisitions, which are consistent with Client's strategic growth plan;

     vi. provide information pertaining to the trading of Client's common stock, such as closing stock prices and trading volume.

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     The entirety of the services to be provided by Consultant  pursuant to this
     Subsection 4 A, shall hereinafter collectively be referred to as the "Corporate Imaging Services".

     B. Financial Consulting Services. Client also retains Consultant to assist Client to improve Client's Capital structure by providing advice and assistance to Client regarding Client's capital structure and possible capital reorganization, such services also to include the introduction of Client to appropriate sources of debt and/or equity capital.

     The entirety of the services to be provided by Consultant pursuant to the Subsection 4.B., shall hereinafter collectively be referred to as the "Financial Consulting Services".

     C. Merger & Acquisition Services. Client also retains Consultants to assist Client to identify, locate, approach, and engage suitable merger and/or acquisition candidates which meet client's long-term growth objectives.

     The entirety of such services to be provided by Consultant pursuant to this Subsection 4.C, shall hereinafter collectively be referred to as the "M&A Consulting Services".

5.   Duties of Client

         A. On a regular and timely basis, Client shall provide Consultant and Consultant's designees with all approved data and pertinent information about Client and Client's management, products, and operations. Client shall advise Consultant of any facts which would affect the accuracy of any prior data or information provided Consultant or Consultant's Professionals by Client.

         B. Client shall use its best efforts to promptly provide Consultant and Consultant's Professionals with full and complete copies of all federal and state securities filings and reports; complete copies of all shareholder reports and communications whether or not prepared with the assistance of Consultant or Consultant's Professional; all data and information provided to any analysts, broker-dealers, market makers, or other members of the financial community; and copies of all product/service brochures, sales materials, etc.

6.   Representation and Indemnification

         A. Client shall be deemed to make a continuing representation of the accuracy of any and all material facts, information and data which Client supplies to Consultant or Consultant's Professionals, and Client acknowledges its awareness that Consultant and Consultant's Professionals will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

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         B.       Consultant,  in the absence of written notice from Client, may rely upon the continuing occurrence of material information and data supplied by Client.
         C. Client hereby agrees to indemnify Consultant against, and to hold Consultant harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising from Consultant's reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if, the facts, materials, information and data was provided to Consultant by Client.

7.   Compensation

          A.   Corporate  Imaging  Services.   For  Corporate  Imaging  Services
               Rendered, Client shall pay Consultant and/or Consultant's designee(s) in the form of free trading common stock of Client (the "Common Stock") registered pursuant to a Form S-8 registration statement or similar registration statement, as follows:

               i. Upon execution of this Agreement or not more than five (5) calendar days from the Effective Date, Client shall convey or cause to be conveyed to Consultant or Consultant's designee(s), Twenty three thousand (23,000) shares of Client's free trading common stock;

               ii. Client shall convey or cause to be conveyed to Consultant or Consultant's designee(s) monthly compensation comprised of Zero (0) shares of Client's free trading common stock, such payments to be made on or before the first (1st) calendar day of each, month commencing August 1st, 1998.

     The Common Stock to be issued to Consultant and/or Consultant's designee(s) pursuant to this Subsection 7.A shall be duly issued, fully paid and nonassessable upon its conveyance to Consultant and or Consultant's designee(s).

          B. Financial Consulting Services. For Financial Consulting Services rendered and for services provided by Consultant pertaining to the closing of any transaction or agreement which provides capital to Client and which involves a third party introduced to Client by Consultant, Client agrees to compensate Consultant by paying Consultant or Consultant's designee(s) the equivalent of five percent (5%) of the gross dollar amount of capital provided to Client or Client's designee(s) pursuant to any transaction or agreement executed in connection with an introduction to such third party.

     All compensation owed to Consultant or Consultant's designee(s) pursuant to this Subsection 7.B, shall be paid to Consultant or Consultant's Designee(s) within three (3) business days of the earlier to occur of either (i) the release of any such proceeds or capital from escrow, or (ii) the receipt of any such


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proceeds or capital by Client or Client's designee(s).

     C. M & A Consulting Services. For M&A Consulting Services rendered and for services provided by Consultant pertaining to the closing of any transaction or agreement (not in the ordinary course of Client's business) involving the merger or acquisition of any enterprise or business asset which involves a third party introduced to Client by Consultant, Client agreed to compensate Consultant by paying Consultant or Consultant's designee(s) the equivalent of 2% of the total outstanding equity capital of the enterprise or company acquired, in the event of a merger; or 2% of the fair market value of the asset acquired, in the event of an acquisition.

     If Client should request Consultant to perform other services not included in the Services listed in Section 4 herein, Client shall compensate Consultant or Consultant's designee(s) as may be agreed to by the parties in connection with those specific services.

8.   Best Efforts Basis

     The parties agree that they individually and separately shall at all times faithfully and to the best of their experience, ability, and talents, perform all the duties that may be required of and from each other pursuant to the terms of this Agreement. Consultant does not guarantee or warrant that its efforts shall have any impact on Client's business or that any subsequent financial improvement shall result from Consultant's efforts. Client understands and acknowledges that the success or failure of consultant's efforts may be predicted on Client's assets and operating results as well as Client's ability to attract capital through the public securities markets.

9.   Client's Right to Approve Consultant's Actions

     Client expressly retains the right to approve, in its sole discretion, the public relations and advisory services provided by Consultant that involves Client, including without limitation, all press releases and marketing materials. Consultant and Client mutually agree that Consultant is not authorized to enter into agreements on behalf of Client. Client agrees not to withhold its approval pursuant to this section unreasonably.

10.  Costs and Expenses

     Consultant shall be responsible for paying all daily and ordinary expenses incurred during and in relation to Consultant's performance under this Agreement including, but not limited to, ordinary phone, fax, delivery, and copying expenses. Client agrees to pay for all extraordinary expenses, if any, incurred by Consultant in relation to Consultant in relation to Consultant's performance under this Agreement, including without limitation, long distance travel expenses for any trips exceeding (50) miles taken on behalf of costs and expenditures prior to incurring them. Client will be responsible to pay for; news releases sent by a wire service, and up tp $1800 to produce a Due Diligence package.

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11.  Consultant is Not an Agent

     Consultant obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the agent of Client or otherwise represent or bind Client. For the purposes of This Agreement, Consultant is n independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliated and Consultant shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

12.  Non-Exclusive Services

     Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant shall advise Client of Consultant's position with respect to any activity, employment, business arrangement or potential conflict of interest which may be relevant to this Agreement.

13.  Non-Circumvention of Consultant

     Client agrees, represents, and warrants hereby that it will not circumvent Consultant with respect to any prospective lender or investors introduced by Consultant to Client nor with respect to any transaction, merger, acquisition, or other business opportunity proposed by, assisted with or otherwise promoted by Consultant for the benefit of Client pursuant to the terms of this Agreement. Client also agrees not to sell any stock on the open market without first consulting with Consultant for the purpose of, without limitation, possibly coordinating efforts to minimize any adverse effects of such sale upon the market price of Client's stock.

14.  Miscellaneous

     A. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement is a valid and binding obligation hereto.

     B. Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent


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          of any party, where required hereunder, to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

     D. Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

     E. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the mails for transmittal by certified or registered mail, postage prepaid, when deposited with a courier such as Federal Express or the like, or when sent by facsimile transmission with a confirming copy by first class mail, provided that such communication is addressed:

In the case of Consultant to:    Corporate Imaging
                                 Attn: Neil Rand, President
                                 11024 North 28th Street, Suite 200
                                 Phoenix, AZ 85029
                                 Telephone:        (602) 504-9230
                                 Facsimile:        (602) 504-9252

In the case of Client to:        IP Voice Communications, Inc.
                                 Attn: Barbara S. Will
                                 7804 Yorkshire Dr.
                                 Castle Rock, CO 80104
                                 Telephone:        (602) 216-9600
                                 Facsimile:        (602) 216-9611

          or to such other person or address designated by the parties hereto to receive notice. Any such notice shall be deemed received the earlier of actual receipt or five (5) business days following deposit of the same.

     F. Headings & Captions. The headings and paragraphs are included solely for convenience. If a conflict exists between any heading and the text shall control.

     G. Entire Agreement. The instrument and the exhibits hereto contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement and no other prior written or oral statement or agreement shall be recognized or enforced. This agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

     H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained herein in this Agreement shall for any reason to

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          be held to be invalid,  illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

     I. Controlling Law. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Arizona. Any legal action brought hereunder shall be properly commenced and venue shall lie only in a state or federal court of competent jurisdiction located in Maricopa County, Arizona

     J. Attorney's Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorneys fees from the other party. The attorneys fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determinating attorney's fees.

     K. Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     L. Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

     M. Further Actions. At any time, and from time to time, each party hereto agrees to take actions and to execute and deliver documents, at its own expense, as may be reasonably necessary to effectuate the purposes of this Agreement.

     N. Indemnification. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties and attorneys fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

     O. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

     P. Confidentiality. Client and C0nsultant agree that all non-public information furnished and to be furnished pursuant to this Agreement shall be held in strict confidence and shall not, without the prior

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          written  consent of the respective  party,  be disclosed in any manner whatsoever, in whole or in part, and shall not be used by the other party for any purpose other than fulfilling the terms of this Agreement detailed herein. The term "information" shall include, but is not limited to, all documents, contracts, memoranda, customer names and lists, analyses, compilations, data studies, financial data and other materials and information exchanged hereunder.

This document is the proprietary property of Corporate Imaging and has been prepared for the confidential and exclusive use of the client specifically named herein. This document has been prepared for the purposes inherent to the negotiation and execution of an agreement between the parties and is intended to be used solely by the authorized agents and representatives of the Client. This Agreement is for the sole purpose of memorializing the terms and conditions stated herein is not to be copies, duplicated, or used in any other manner without the express written consent of Corporate Imaging.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) written below.


[Consultant]
         CORPORATE IMAGING

By:  /s/ Neil Rand                               Date:    July 30 - 98
--------------------------
         Neil Rand
         Title: President


[Client]
         IP VOICE COMMUNICATIONS, INC.,

By: /s/ Barbara S. Will                         Date:    July 29, 1989
-------------------------------
         Name: Barbara S. Wills
         Title: President


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